Exhibit 10.8


                        AMENDMENT TO EMPLOYMENT AGREEMENT


                  AMENDMENT, dated this 14th day of January, 1997, by and between CSX CORPORATION, a Virginia corporation (the "Company") and FirstName LastName (the "Executive").

                  WHEREAS the Company and the Executive are parties to an Employment Agreement dated as of the first day of February, 1995 (the "Agreement");

                  WHEREAS the Company and the Executive desire to amend the Agreement to deal appropriately with the transactions contemplated by the Agreement and Plan of Merger by and among Conrail, Inc., a Pennsylvania corporation, Green Acquisition Corp., a Pennsylvania corporation, and the Company dated as of October 14, 1996, as subsequently amended.

                  NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

                  1. Section 2 of the Agreement is amended by adding a new clause f. at the end thereof to read in its entirety as follows:

                           "f. Final Regulatory Action (as defined in Section 3.b.) approving the merger (the "Conrail Merger") contemplated by the Agreement and Plan of Merger by and among Conrail, Inc., a Pennsylvania corporation, Green Acquisition Corporation, a Pennsylvania corporation, and the Company dated as of October 14, 1996, as subsequently amended."

                  2.  Section  5.c. of the  Agreement  is amended so that clause
(iii) shall read in its entirety as follows:

                           "other  than in the case of the Conrail  Merger,  the
         Company's requiring the Executive to be based at any office or location other than as provided in Section 4(a) (i) (B) hereof or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;"

                  3. The Agreement shall remain in full force and effect in all other respects. The Executive acknowledges that this Amendment does not alter the Executive's rights under any other plan, policy or program of the Company, and the Conrail Merger shall not constitute a Change of Control under any such plan, program or policy.

                  IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company as caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.



                              -----------------------------------------
                              FirstName LastName


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                              CSX CORPORATION



                              By:
                                 --------------------------------------
                                 John W. Snow
                                 Chairman, President and Chief Executive Officer



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